EXHIBIT 16.1
PLANTRONICS, INC. 401(k) PLAN
FORM 8-K: August 26, 2003

August 25, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Plantronics, Inc. 401(k) Plan (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plantronics, Inc.'s Form 8-K report dated July 30, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP